SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 23, 2003

Date of Report (Date of earliest event reported)

Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 3

Item 9. Information Provided Under Item 12 (Results of Operations and Financial Condition

The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition."

On April 23, 2003, Tripos, Inc. issued a press release announcing its financial results for the fiscal quarter ended March 31, 2003. A copy of Tripos, Inc.s' press release is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: April 23, 2003

INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press release, dated April 23, 2003, issued by Tripos, Inc.

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837, ext. 3137

(Media only)

Waggener Edstrom Bioscience

Lisa Osborne

Account Supervisor

(425) 638-7000, ext. 5134

lisao@wagged.com

For Release 6 a.m. EST

April 23, 2003

Tripos Reports First Quarter 2003 Financial Results

ST. LOUIS, MO. -- April 23, 2003 -- Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery informatics and chemistry research, today announced financial results for the first quarter ended March 31, 2003.

Tripos posted revenues of $13.2 million for the first quarter ended March 31, 2003, representing a 4 percent increase from the previous year's record first-quarter revenues of $12.7 million. Net income allocable to common shareholders for the first quarter of 2003 was $184,000, or $0.02 per basic and diluted share. This compares with a net income of $1.6 million, or $0.19 per basic share and $0.16 per diluted share, for the first quarter of 2002. The 2003 first-quarter net income included a $0.9 million after-tax gain ($0.10 per basic and diluted share) on the sale of shares of Arena Pharmaceuticals, Inc. The 2002 first-quarter net income figure included an $820,000 after-tax gain ($0.09 per basic share and $0.07 per diluted share) on the sale of shares of Arena Pharmaceuticals, Inc ("Arena"). Excluding gains from the sale of shares of Arena, first-quarter 2003 net loss was $0.08 per basic and diluted share compared with net income of $0.10 per basic share and $0.09 per diluted share in the first quarter of 2002. As of March 31, 2003, Tripos had $10.1 million in cash, cash equivalents and investments.

"Our first-quarter financial performance was consistent with our expectations," said Dr. John P. McAlister, president and CEO of Tripos. "We are pleased to deliver year-over-year revenue growth in 2003's challenging economic environment on top of the extraordinarily strong first quarter of 2002, which in turn grew 28 percent over the first quarter of 2001 due to a large software contract renewal in that period. Based on this quarter's results, we remain on track to meet our previously announced expectations for double-digit revenue growth and profit from operations for this fiscal year.

"During this period, we at Tripos worked closely with clients in all facets of our business to strengthen our relationships. We are delighted to say that we are meeting or exceeding expectations in all our client-funded programs," McAlister said. "Our integrated informatics and research offerings continue to strengthen our position with our customers, giving us a unique perspective on solutions to their business challenges."

First-Quarter Operational Highlights

-    Tripos' national and international customers underscored their satisfaction with the company's Discovery Informatics products by renewing their licenses in a timely fashion. Tripos achieved a 100 percent renewal rate on software licenses coming due in the first quarter.

-    After a successful pilot project, Tripos initiated a drug discovery research collaboration with Swedish biotechnology company Biovitrum.

-    The company formally launched its SYBYL® and UNITY® lines of computational chemistry software for virtual drug discovery on Linux at the American Chemistry Society's spring meeting. This port to Linux is particularly significant because it makes available Tripos' industry-leading computational chemistry applications in a PC environment for the first time, reducing hardware costs for customers and making the technology more accessible to a broader market.

-    On April 21, Tripos Receptor Research Ltd. (TRR), the company's United Kingdom-based discovery research operation, was honored with a 2003 Queen's Award for Enterprise in Innovation. TRR was recognized for successfully developing a unique process that increases the speed and efficiency of pharmaceutical candidate discovery and optimization.

-    Tripos was granted a patent (No. 6,535,819) for its Optisim™ methodology, which can quickly and efficiently extract information from highly diverse data sets by intelligently sampling the data using any user-defined criteria. Tripos employs this methodology in SARNavigator™ to analyze high-throughput screening data, in CombiFlexX™ to screen large combinatorial libraries in silico, and in OptDesign™ to design compound libraries -- key areas where significant data overload is impeding drug discovery productivity. (SARNavigator, a new Tripos product that improves the identification of promising chemical series in high volume/low quality screening data, will be released later this year.)

-    Tripos announced a collaboration with IBM to facilitate the port of its FlexX™ and UNITY products to the IBM eServer 1350™ Linux Cluster. FlexX is a screening application within Tripos' SYBYL computational chemistry environment, and UNITY is a search and analysis system for chemical and biological databases.

The company updated its financial reporting format this quarter to align revenues with its evolving business. Jim Rubin, Tripos' senior vice president and chief financial officer, said, "Tripos took steps this quarter to categorize revenue more clearly and to expand our financial reporting for investors by including a complete balance sheet and income statement with our quarterly announcement. Beginning this quarter and going forward, Tripos will report all software product revenue in the discovery software category, all support in the support category, and all fees for services performed in the consulting category of its breakout of net sales. In the past, our software consulting services category had included products, services and support specific to our once separate software consulting services and related technologies. As a result of the operational consolidation of our discovery software and software consulting services businesses in 2002, this new categorization best represents our business today and has no effect on operating income or net income." Prior year results are presented in a corresponding fashion for comparison purposes.

Webcast Information

Tripos will host a conference call and webcast today at 10 a.m. EDT to discuss these financial results in detail. Those who want to participate in the webcast should visit the Tripos Web site, http://www.tripos.com/, at 10 a.m. EDT. A replay of the conference call will be available beginning at 11 a.m. EDT today, and will be posted on the Tripos Web site through May 23, 2003.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos partners with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com/.

# # #

This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Tripos, Inc.

Condensed Results of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2003	March 31, 2002
Net Sales
Discovery software	$ 3,396	$ 6,433
Support	2,189	2,025
Software consulting services	1,526	1,627
Discovery research	6,085	2,479
Hardware	36	134
Total net sales	$ 13,232	$ 12,698
Cost of sales	5,607	3,383
Gross margin	7,625	9,315

Operating expenses
Sales and marketing	3,406	3,907
Research and development	2,990	2,862
General and administrative	2,036	1,511
Total operating expenses	$ 8,432	$ 8,280
Income (loss) from operations	(807)	1,035

Other income, net	1,074	976
Income before income taxes	267	2,011
Income tax expense	83	422
Net income	184	1,589
Preferred stock dividend	--	37
Net income allocable to common shareholders	$ 184	$ 1,552
Basic income per share	$ 0.02	$ 0.19
Diluted income per share	$ 0.02	$ 0.16
Basic shares outstanding	8,889	8,222
Diluted shares outstanding	9,241	10,021

Note: Beginning this quarter and going forward, Tripos will report all software product revenue in the discovery software category, all support in the support category, and all fees for services performed in the consulting category of its breakout of net sales. In the past, Tripos' software consulting services category had included products, services and support specific to its once separate software consulting services and related technologies. As a result of the operational consolidation of Tripos' discovery software and software consulting services businesses in 2002, this new categorization best represents the company's business today and has no effect on operating income or net income.

Tripos, Inc.

Consolidated Balance Sheets

(In thousands)
	March 31, 2003	Dec. 31, 2002
Assets	(Unaudited)
Current Assets
Cash and cash equivalents	$ 3,282	$ 1,861
Marketable securities	6,829	8,440
Accounts receivable	18,560	26,726
Notes receivable from executives	137	137
Inventory	7,956	7,375
Prepaid expenses	2,009	1,224
Total current assets	$ 38,773	$ 45,763

Notes receivable-trade	2,913	3,325
Property and equipment, less accumulated depreciation	21,630	20,373
Capitalized development costs, net	1,652	1,402
Goodwill, net of amortization	965	965
Investments recorded at cost	999	1,200
Deferred income taxes	124	135
Other, net	595	665
Total assets	$ 67,651	$ 73,828

Liabilities And Shareholders' Equity
Current Liabilities
Current portion of long-term debt and capital leases	$ 448	$ 455
Accounts payable	1,502	1,128
Accrued expenses	4,908	6,400
Deferred revenue	8,746	8,803
Deferred income taxes	1,591	2,025
Total current liabilities	17,195	18,811

Long-term portion of capital leases	111	149
Long-term debt	4,078	7,233
Long-term deferred revenue	3,353	4,031

Shareholders' equity
Common stock	44	44
Additional paid-in capital	36,088	36,077
Retained earnings	3,043	2,859
Other comprehensive income	3,739	4,624
Total shareholders' equity	42,914	43,604
Total liabilities and shareholders' equity	$ 67,651	$ 73,828